UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 11, 2021

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(214) 740-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2020 (the “Previous 8-K”) by Primoris Services Corporation, a Delaware corporation (“Primoris”), Primoris entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Future Infrastructure Holdings, LLC, a Delaware limited liability company (the “Company”), Primoris Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Primoris (“Merger Sub”), and Tower Arch Capital, L.P., a Delaware limited partnership, solely in its capacity as representative as set forth in the Merger Agreement, which provided for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Primoris (the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On January 11, 2021, Primoris and the other parties to the Merger Agreement entered into an Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”), which amended the Merger Agreement to clarify the distribution waterfall payable to the Class A Common Units and the Class B Units (each as defined in the Merger Agreement) in accordance with the Company’s limited liability company agreement.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

Revolving Credit Facility

On January 15, 2020 (the “Closing Date”), Primoris entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with CIBC Bank USA, as administrative agent (the “Administrative Agent”), collateral agent and co-lead arranger, The Bank of the West, as co-lead arranger, and the financial institutions party thereto (collectively, the “Lenders”), amending and restating the existing credit agreement to increase the term loan facility by $400.0 million to an aggregate principal amount of $592.5 million (the “New Term Loan”) and to extend the maturity date of the Credit Agreement from July 9, 2023 to January 15, 2026.

In addition to the New Term Loan, the Credit Agreement consists of an existing $200.0 million revolving credit facility whereby the Lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount.

Under the Credit Agreement, Primoris must make quarterly principal payments on the term loans in an amount equal to approximately $7.4 million. The first principal payment will be due on March 31, 2021.

The principal amount of all loans under the Credit Agreement will bear interest at either: (i) LIBOR plus an applicable margin as specified in the Credit Agreement (based on Primoris’ senior debt to EBITDA ratio as defined in the Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate plus 0.50% or (b) the prime rate as announced by the Administrative Agent). Quarterly non-use fees, letter of credit fees and administrative agent fees are payable at rates specified in the Credit Agreement.

The principal amount of any loan drawn under the Credit Agreement may be prepaid in whole or in part at any time, with a minimum prepayment of $5.0 million.

The Credit Agreement includes customary restrictive covenants for facilities of this type.

As of the Closing Date, commercial letters of credit outstanding were $51.2 million and available borrowing capacity was $148.8 million.

The proceeds from the New Term Loan were used to finance the acquisition of the Company and its subsidiaries and for general corporate purposes.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2021, the Merger was consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Merger, Primoris paid aggregate consideration of $620.0 million in cash in respect of the acquisition of the Company, subject to a customary purchase price adjustment mechanism providing that the Company be free of cash and debt.

The foregoing description of the Merger Agreement, as amended by the Amendment, and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which Primoris previously filed as Exhibit 2.1 to the Previous 8-K, and the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, each of which is incorporated by reference in this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under the heading “Revolving Credit Facility” in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01.	Regulation FD Disclosure.

On January 15, 2021, Primoris issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

In connection with the closing of the Merger, Primoris granted stock-based compensation to 16 employees of the Company and its subsidiaries representing an aggregate of 1,213,032 shares of common stock (the “Inducement Grants”). The Inducement Grants consisted of the following types of equity awards: (i) stock purchase rights representing 1,086,752 shares of common stock purchased at a 15% discount, subject to an 18-month holding period and (ii) restricted stock units representing the right to receive up to 126,280 shares of common stock, subject to time-vesting on the third anniversary of the grant date. The Inducement Grants have been approved by the Compensation Committee of the Board of Directors of Primoris. The Inducement Grants will be issued outside of Primoris’ shareholder-approved equity incentive plan as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4).

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Primoris intends to file the financial statements of the Company required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Primoris intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated December 14, 2020, among Primoris Services Corporation, Future Infrastructure Holdings, LLC, Primoris Merger Sub, LLC and Tower Arch Capital, L.P. (incorporated by reference to Exhibit 2.1 to Primoris’ Current Report on Form 8-K filed on December 15, 2020)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 11, 2021

10.1

Second Amended and Restated Credit Agreement with CIBC Bank USA, as administrative agent, collateral agent and co-lead arranger, The Bank of the West, as co-lead arranger, and the financial institutions party thereto

99.1	Press Release dated January 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Primoris hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: January 15, 2021	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer